UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2017

Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place
Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

USD Notes

On September 21, 2017, Discovery Communications, LLC (“DCL”), a wholly-owned subsidiary of Discovery Communications, Inc. (“Discovery”), completed its registered offering of $500 million aggregate principal amount of its 2.200% Senior Notes due 2019 (the “2019 Notes”), $1.20 billion aggregate principal amount of its 2.950% Senior Notes due 2023 (the “2023 Notes”), $1.70 billion aggregate principal amount of its 3.950% Senior Notes due 2028 (the “2028 Notes”), $1.25 billion aggregate principal amount of its 5.000% Senior Notes due 2037 (the “2037 Notes”), $1.25 billion aggregate principal amount of its 5.200% Senior Notes due 2047 (the “2047 Notes” and, together with the 2019 Notes, the 2023 Notes, the 2028 Notes, the 2037 Notes and the 2047 Notes, the “Senior Fixed Rate Notes”) and $400 million aggregate principal amount of its Floating Rate Senior Notes due 2019 (the “Senior Floating Rate Notes” and, together with the Senior Fixed Rate Notes, the “USD Notes”). The offering of the USD Notes was made pursuant to DCL’s shelf registration statement on Form S-3 (File No. 333-205774) filed with the Securities and Exchange Commission on July 21, 2015.

The USD Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of September 7, 2017, among DCL, Discovery and Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as the representatives of the several underwriters named therein.

The Senior Fixed Rate Notes were issued pursuant to an indenture, dated as of August 19, 2009, among DCL, Discovery and U.S. Bank National Association, as trustee (the “base indenture”), as supplemented by the eleventh supplemental indenture, dated as of September 21, 2017, among DCL, Discovery and U.S. Bank National Association, as trustee. The Senior Floating Rate Notes were issued pursuant to the base indenture, as supplemented by the twelfth supplemental indenture, dated as of September 21, 2017, among DCL, Discovery and U.S. Bank National Association, as trustee. The base indenture, the eleventh supplemental indenture and the twelfth supplemental indenture contain certain covenants, events of default and other customary provisions.

The 2019 Notes bear interest at a rate of 2.200% per year and will mature on September 20, 2019. The 2023 Notes bear interest at a rate of 2.950% per year and will mature on March 20, 2023. The 2028 Notes bear interest at a rate of 3.950% per year and will mature on March 20, 2028. The 2037 Notes bear interest at a rate of 5.000% per year and will mature on September 20, 2037. The 2047 Notes bear interest at a rate of 5.200% per year and will mature on September 20, 2047. The Senior Floating Rate Notes bear interest at a floating rate equal to three-month LIBOR plus 0.71%, reset quarterly, and will mature on September 20, 2019. The Senior Floating Rate Notes will bear interest for the initial interest period at a rate of 2.03611%.

Interest on the Senior Fixed Rate Notes is payable on March 20 and September 20 of each year, beginning March 20, 2018. Interest on the Senior Floating Rate Notes is payable on March 20, June 20, September 20 and December 20 of each year, beginning December 20, 2017.

Prior to the applicable par call date, DCL may, at its option, redeem some or all of the Senior Fixed Rate Notes at any time and from time to time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. On and after the applicable par call date, DCL may redeem the Senior Fixed Rate Notes at its option, in whole at any time or in part, from time to time, at a redemption price equal to 100% of the principal amount of the applicable series of Senior Fixed Rate Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

The par call date for the 2019 Notes is September 20, 2019. The par call date for the 2023 Notes is February 20, 2023. The par call date for the 2028 Notes is December 20, 2027. The par call date for the 2037 Notes is March 20, 2037. The par call date for the 2047 Notes is March 20, 2047. The Senior Floating Rate Notes will not be redeemable, in whole or in part, prior to their maturity date.

In the event that (a) the merger agreement between Discovery and Scripps Networks Interactive, Inc. (the “merger agreement”) is terminated on or at any time prior to August 30, 2018 or (b) the merger is not consummated on or at any time prior to August 30, 2018, DCL shall redeem all of the 2023 Notes, the 2028 Notes, the 2037 Notes and the

2047 Notes (the “special mandatory redemption”) at a price equal to 101% of the aggregate outstanding principal amount of the 2023 Notes, the 2028 Notes, the 2037 Notes and the 2047 Notes plus accrued and unpaid interest from the last date on which interest was paid or, if interest has not been paid, the date of original issuance of the 2023 Notes, the 2028 Notes, the 2037 Notes and the 2047 Notes to, but not including, the special mandatory redemption date.

The 2019 Notes and Senior Floating Rate Notes will not be subject to the special mandatory redemption.

The USD Notes are unsecured and rank equally in right of payment with all of DCL’s other unsecured senior indebtedness. The USD Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Discovery and will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by all of Discovery’s future domestic subsidiaries that guarantee DCL’s obligations under its revolving credit facility.

Sterling Notes

On September 21, 2017, DCL completed its offering £400 million aggregate principal amount of its 2.500% Senior Notes due 2024 (the “Sterling Notes”). The offering of the Sterling Notes was made pursuant to DCL’s shelf registration statement on Form S-3 (File No. 333-205774) filed with the Securities and Exchange Commission on July 21, 2015.

The Sterling Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of September 8, 2017, among DCL, Discovery and Goldman Sachs & Co. LLC, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, BNP Paribas, RBC Europe Limited, Barclays Bank PLC, Merrill Lynch International, Mizuho International PLC, MUFG Securities EMEA PLC, Scotiabank Europe PLC, Suntrust Robinson Humphrey, Inc., Wells Fargo Securities International Limited and Deutsche Bank AG, London Branch.

The Sterling Notes were issued pursuant to the base indenture, as supplemented by the thirteenth supplemental indenture, dated as of September 21, 2017, among DCL, Discovery, Elavon Financial Services DAC, UK Branch, as London Paying Agent, and U.S. Bank National Association, as trustee. The base indenture and the thirteenth supplemental indenture contain certain covenants, events of default and other customary provisions.

The Sterling Notes bear interest at a rate of 2.500% per year and will mature on September 20, 2024. Interest on the Sterling Notes is payable on September 20 of each year, beginning September 20, 2018.

Prior to June 20, 2024, DCL may, at its option, redeem some or all of the Sterling Notes at any time and from time to time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. On and after June 20, 2024, DCL may redeem the Sterling Notes at its option, in whole at any time or in part, from time to time, at a redemption price equal to 100% of the principal amount of the Sterling Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

In the event that (a) the merger agreement is terminated on or at any time prior to August 30, 2018 or (b) the merger is not consummated on or at any time prior to August 30, 2018, DCL shall redeem all of the Sterling Notes at a price equal to 101% of the aggregate outstanding principal amount of the Sterling Notes, plus accrued and unpaid interest from the last date on which interest was paid or, if interest has not been paid, the date of original issuance of the Sterling Notes to, but not including, the special mandatory redemption date.

The Sterling Notes are unsecured and rank equally in right of payment with all of DCL’s other unsecured senior indebtedness. The Sterling Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Discovery and will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by all of Discovery’s future domestic subsidiaries that guarantee DCL’s obligations under its revolving credit facility.

Description of Notes, Base Indenture and Supplemental Indentures

The foregoing descriptions of the USD Notes, the Sterling Notes, the base indenture, the eleventh supplemental indenture, the twelfth supplemental indenture and the thirteenth supplemental indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The base indenture, which was filed as Exhibit 4.1 to Discovery’s Current Report on Form 8-K on August 19, 2009, the eleventh supplemental indenture, the twelfth supplemental indenture and the thirteenth supplemental indenture, which are filed hereto as Exhibits 4.1, 4.2 and 4.3, respectively, are incorporated herein by reference.

Debevoise & Plimpton LLP, counsel to DCL, has issued two opinions to DCL, each dated September 21, 2017, regarding the legality of the USD Notes and the Sterling Notes, and the Guarantees thereof, upon issuance thereof. Copies of the opinions as to legality are filed as Exhibits 5.1 and 5.2 hereto.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported, on July 30, 2017, Discovery and DCL, entered into a commitment letter (the “Commitment Letter”), dated as of July 30, 2017, with Goldman Sachs Bank USA (“GS Bank”) and Goldman Sachs Lending Partners LLC (“GSLP” and, together with GS Bank, “Goldman Sachs”), pursuant to which Goldman Sachs committed to provide up to $9.6 billion, which was reduced to $6.8 billion prior to the date hereof upon execution by Discovery of a $2.0 billion term loan facility and the amendment to Discovery’s existing revolving credit facility, under a 364-day senior unsecured bridge facility (the “Bridge Facility”) to finance the merger and certain related transactions and pay fees and expenses in connection therewith.

On September 21, 2017, the Bridge Commitment was reduced to $0 and terminated in its entirety in accordance with the Commitment Letter as a result of the Company receiving net cash proceeds from the issuance of the USD Notes and the Sterling Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Eleventh Supplemental Indenture, dated as of September 21, 2017, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.

4.2	Twelfth Supplemental Indenture, dated as of September 21, 2017, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.

4.3	Thirteenth Supplemental Indenture, dated as of September 21, 2017, among Discovery Communications, LLC, Discovery Communications, Inc., Elavon Financial Services DAC, UK Branch, as London Paying Agent, and U.S. Bank National Association, as trustee.

5.1	Opinion of Debevoise & Plimpton LLP

5.2	Opinion of Debevoise & Plimpton LLP

23.1	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1)

23.2	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.2)

EXHIBIT INDEX

4.1	Eleventh Supplemental Indenture, dated as of September 21, 2017, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.

4.2	Twelfth Supplemental Indenture, dated as of September 21, 2017, among Discovery Communications, LLC, Discovery Communications, Inc. and U.S. Bank National Association, as trustee.

4.3	Thirteenth Supplemental Indenture, dated as of September 21, 2017, among Discovery Communications, LLC, Discovery Communications, Inc., Elavon Financial Services DAC, UK Branch, as London Paying Agent, and U.S. Bank National Association, as trustee.

5.1	Opinion of Debevoise & Plimpton LLP

5.2	Opinion of Debevoise & Plimpton LLP

23.1	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1)

23.2	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2017	DISCOVERY COMMUNICATIONS, INC.

	By:	/s/ Bruce L. Campbell
	Name:	Bruce L. Campbell
	Title:	Chief Development, Distribution & Legal Officer